UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2006

                             Tarpon Industries, Inc.
             (Exact name of registrant as specified in its Charter)


Michigan                             001-32428                   30-0030900
(State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                   File Number)             Identification No.)



                  2420 Wills Street, Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (810) 364-7421
                                 Not applicable


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

     Item 2.02  Results of Operations and Financial Conditions.
     Item 9.01  Financial Statements and Exhibits
     SIGNATURES
     Exhibit Index
     News Release, Dated November 22, 2005


Item 2.02  Results of Operations and Financial Conditions.

     On May 16, 2006, Tarpon Industries, Inc. announced its financial results for the first quarter of 2006 and certain other information. A copy of the press release is furnished with this report following the signature page and is incorporated in this Item 2.02 by reference. The information in this report and the attached press release shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

     Exhibit No.    Description
     99.1           News release dated May 16, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TARPON INDUSTRIES, INC.


Date:  May 17, 2006                             By:  /s/ Matthew Soderman
                                                --------------------------------
                                                     Matthew Soderman
                                                     Chief Accounting Officer


Exhibit Index

     Exhibit No.    Description
     99.1           News release dated May 16, 2006


           Tarpon Industries, Inc. First Quarter Revenue Increases 21%

MARYSVILLE, MI----May 16, 2006 -- Tarpon Industries, Inc. (AMEX:TPO - News), a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems, today announced revenue for the first quarter ended March 31, 2006 of $17.0 million, an increase of 21% compared to the $14.0 million reported in the first quarter of 2005. The company reported a net loss for the quarter of $2.38 million, or $.51 per diluted share compared to $1.7 million, or $.57 per diluted share reported in the first quarter ended March 31, 2005. Weighted average number of shares outstanding for the 2006 first quarter was 4,640,130 compared to 2,830,644 in the comparable 2005 period.

The loss for the quarter was significantly impacted by interest and finance expenses, including approximately $633,000 in non-cash expenses primarily related to the Laurus financing completed in December 2005. Expense reductions put in place during the first quarter were partly offset by approximately
$100,000 in severance costs and approximately $30,600 of non-cash stock option expenses.

"We continue to grow our business in a fast-paced and changing market environment," said James W. Bradshaw, Chairman and Chief Executive Officer. "Our company is not only focused on growing the top line, but on becoming more efficient and prudent in managing resources by striking the proper balance between growth and expense control. To that end, I have instituted a formal process for business plan and performance review and evaluation throughout the company."

Subsequent to the end of the quarter, the company signed a definitive agreement to acquire J&J Tube Inc., for approximately $5 million, less closing adjustments. The acquisition is expected to be completed within the next 90 days and to be immediately accretive to earnings.

"J&J is a perfect example of an acquisition that fits into our business model and supports our growth strategy, providing a complementary product line fit for Tarpon," concluded Mr. Bradshaw. "We believe there will be additional solid opportunities to acquire companies that expand our footprint, bring solid new products to our portfolio and accelerate our drive toward making Tarpon Industries a strong, profitable and growing enterprise."

Tarpon Industries Inc.will hold a conference call at 10:00 AM. ET on Tuesday, May 16, 2006. Interested parties are invited to listen to the call live or over the Internet at http://viavid.net/dce.aspx?sid=00003098. The call will also be available by dialing 877-691-0877, or for international callers, 973-935-2981. If you are unable to participate, an audio digital replay of the call will be available from May 16, 2006 at 12:00 Noon until 11:59 PM on May 26, 2006 by dialing 1-877-519-4471 (domestic) or 1-973-341-3080 (international) using replay pin number 7353863.

Tarpon Industries, Inc.

Tarpon Industries, Inc., through its wholly owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. Through an aggressive acquisition-driven business model, the company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.


                      CONSOLIDATED STATEMENTS OF OPERATIONS
      (unaudited)


                                                 Three Months Ended March 31,
                                                     2006      -       2005
                                                  ----------        ----------
REVENUES:

Sales, net of customer discounts                 $17,007,164        $14,018,356

Cost of goods sold                                15,699,374         13,255,219
                                                 -------------      ------------

   Gross profit                                    1,307,790            763,137

Selling, general and administrative expenses       2,699,586          2,337,829
                                                 -------------      ------------

OPERATING LOSS                                    (1,391,796)        (1,574,692)
                                                 -------------      ------------

OTHER (INCOME) EXPENSE:                              995,319            170,343
                                                 -------------      ------------

LOSS BEFORE INCOME TAXES                          (2,387,115)        (1,745,035)
INCOME TAX PROVISION (BENEFIT)                             -           (135,326)
                                                 -------------      ------------

NET LOSS                                         $(2,387,115)       $(1,609,709)
                                                 =============     =============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED    $     (0.51)       $     (0.57)
                                                 =============     =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING                                        4,640,130          2,830,644
                                                 =============     =============


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                                                  CONSOLIDATED BALANCE SHEETS

                                                 March 31,          December 31,
                                                   2006                2005
                                               -----------         ------------
                                                (unaudited)
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents                       $ 2,282,231        $ 7,317,364
                                               ------------        ------------
      Total current assets                       19,299,816         22,334,712

                                               ------------        ------------
TOTAL ASSETS                                    $35,420,958        $39,005,921
                                               ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:                             32,179,317         33,417,628

Long-term debt less current maturities                8,424             10,242
Other long-term liabilities                         411,000            382,667
                                                -----------        -----------
TOTAL LIABILITIES                                32,598,741         33,810,537

                                                -----------        -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $35,420,958        $39,005,921
                                                ===========        ===========